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                                                                   PRESS RELEASE

                                                                    EXHIBIT 99.1

                                                                    (WYETH LOGO)

(KING PHARMACEUTICALS LOGO)

FOR IMMEDIATE RELEASE



            KING PHARMACEUTICALS AND WYETH ANNOUNCE RESTRUCTURING OF
                      CO-PROMOTION AGREEMENT FOR ALTACE(R)


BRISTOL, TN and COLLEGEVILLE, PA -- July 6, 2006 - King Pharmaceuticals, Inc. (NYSE:KG) and Wyeth Pharmaceuticals, a division of Wyeth, (NYSE:WYE) announced today that they have entered into an Amended and Restated Co-Promotion Agreement regarding King's product ALTACE(R) (ramipril), an angiotensin converting enzyme
(ACE) inhibitor. Effective January 1, 2007, King will assume full responsibility for the selling and marketing of ALTACE. For the remainder of 2006, the Wyeth sales force will continue to promote the product with King; and Wyeth will receive a fee thereafter through 2010. King and Wyeth each reached the conclusion that the restructuring is mutually beneficial based upon a review of each Company's long-term business strategies and objectives.

"Through this successful collaboration, ALTACE, King's flagship cardiovascular product, has grown into the leading branded ACE inhibitor, with net sales increasing from $122 million in 1999 to $554 million in 2005," stated Brian A. Markison, King's President and Chief Executive Officer. "King was a much different company when it originally entered into the co-promotion arrangement, with approximately 200 sales representatives in June 2000. Today, our selling platform is more than 1,000 individuals strong, with deep and experienced coverage in primary care."



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Mr. Markison continued, "We are extremely excited that our experienced commercial team will assume full marketing responsibility for ALTACE and have the opportunity to aggressively pursue and build on our marketing strategy, as we plan to invest incrementally in the promotion of ALTACE. This also provides us with an opportunity to better leverage and strengthen our commercial operations infrastructure in the cardiovascular market, which is important in making King a preferred partner for business development opportunities."

Joseph M. Mahady, President, The Americas and Global Businesses, Wyeth Pharmaceuticals, stated, "The original agreement with King was structured to rely on the considerable strengths Wyeth has in the marketing and sales of cardiovascular pharmaceutical products. Wyeth benefits from this current restructuring as we will continue to receive an attractive revenue stream from ALTACE and increase our flexibility to prepare for the launch of several new products. Since January 2005, Wyeth has submitted to the U.S. Food and Drug Administration four major products for approval. The Company plans to submit for approval an additional two to three major products between now and 2007."

"ALTACE has been a tremendous success story for the King/Wyeth partnership," adds Mr. Mahady. "Together we developed ALTACE into one of the most recognized cardiovascular brands in the U.S. It is an important option for physicians and high-risk patients age 55 and over who seek a treatment benefit beyond blood pressure lowering to reduce the risk for cardiovascular events. We look forward to the continued success of the ALTACE brand."



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AGREEMENT TERMS

For 2006, King will pay Wyeth a co-promotion fee based on a percentage of ALTACE net sales as follows: (i) 15% of ALTACE net sales that are less than or equal to $165 million; (ii) 42.5% of ALTACE net sales that are in excess of $165 million and less than or equal to $465 million; and (iii) 52.5% of ALTACE net sales that are in excess of $465 million and less than or equal to $585 million. Accordingly, the maximum co-promotion fee King would pay Wyeth for 2006 totals $215 million. For years following 2006, King will pay Wyeth a restructured annual fee based on a percentage of ALTACE net sales, subject to annual payment limits, as set forth in the following table.

-----------------------------------------------------------------------------------
                          Percentage of ALTACE Net
    Year Ending           Sales on which the Annual
    December 31,          Fee is Based                      Annual Fee Cap
-----------------------------------------------------------------------------------
    2007                           30%                          $178.5 million
-----------------------------------------------------------------------------------
    2008                          22.5%                         $134.0 million
-----------------------------------------------------------------------------------
    2009                          14.2%                          $84.5 million
-----------------------------------------------------------------------------------
    2010                           25%                            $5.0 million
-----------------------------------------------------------------------------------

For purposes of calculating the annual fee, ALTACE net sales will not include any ALTACE combination products. Wyeth will continue to pay its share of marketing expenses for the remainder of 2006. Wyeth will pay King a $20 million milestone fee if a specified net sales



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threshold is achieved in 2008. The amended and restated agreement will expire at the end of 2010.

ABOUT ALTACE(R)

ALTACE is indicated in patients 55 years or older at high risk of developing a major cardiovascular event, either because of a history of coronary artery disease, stroke, or peripheral vascular disease or because of diabetes that is accompanied by at least one other cardiovascular risk factor (hypertension, elevated total cholesterol levels, low HDL levels, cigarette smoking, or documented microalbuminuria), to reduce the risk of stroke, myocardial infarction, or death from cardiovascular causes. ALTACE can be used in addition to other needed treatments (such as antihypertensive, antiplatelet, or lipid-lowering therapies).

ALTACE is also indicated for the treatment of hypertension. It may be used alone or in combination with thiazide diuretics.

Prescription ALTACE is not for everyone. ALTACE may cause swelling of the mouth, tongue, or throat, which could cause extremely serious risk and requires immediate medical care. There have been reports of low blood sugar in patients taking ALTACE with medicine for diabetes. Patients should contact their doctor if they have symptoms of low blood sugar such as sweating or shakiness. Common side effects include persistent dry cough, dizziness, and light-headedness due to low blood pressure.




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ALTACE SHOULD NOT BE TAKEN DURING PREGNANCY, AS DEATH OR INJURY TO THE UNBORN
CHILD MAY RESULT, or if a person has experienced serious side effects related to previous ACE inhibitors. For more information about ALTACE and for a copy of important Product Information, please visit www.altace.com.

ABOUT KING PHARMACEUTICALS

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

ABOUT WYETH

Wyeth is one of the world's largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company's major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.


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KING PHARMACEUTICALS FORWARD-LOOKING STATEMENT

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to King's plan to invest incrementally in the marketing of ALTACE. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the Company's ability to carry out its business plan; dependence on compliance with FDA and other government regulations that relate to King's business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006, which are on file with the U.S. Securities and Exchange Commission (SEC). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.



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WYETH FORWARD-LOOKING STATEMENT

The statements in this press release that are not historical facts, including those pertaining to Wyeth's filed and planned product submissions to the FDA, are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include risks associated with the inherent uncertainty of the timing and success of product research, development and commercialization (including with respect to our pipeline products), drug pricing and payment for our products by government and third-party payors, manufacturing, data generated on the safety and efficacy of our products, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, global business operations, product liability and other types of litigation, the impact of legislation and regulatory compliance, intellectual property rights, strategic relationships with third parties, environmental liabilities, and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption "Item 1A, Risk Factors." We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.



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                                    CONTACTS:

                           KING PHARMACEUTICALS, INC.

    James E. Green, Executive Vice President, Corporate Affairs: 423-989-8125
       David E. Robinson, Senior Director, Corporate Affairs: 423-989-7045

                              WYETH PHARMACEUTICALS

    Media Contact: Sal Foti, Senior Director, Public Relations: 484-865-3490
                 Investor Contact: Justin Victoria: 973-660-5340















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